Exhibit 99.1

Medicine Man Technologies, Inc. Announces Strategic Expansion into Colombia with Binding Term Sheet to Acquire Green Equity S.A.S.

•	Acquisition will provide Company with international licenses and IP for cultivation, manufacturing, extraction, exportation, and R&D

•	Deal marks Company’s third pending M&A transaction this month as Medicine Man Technologies advances its strategy to become a global leader within the cannabis industry

DENVER, June 12, 2019 /PRNewswire/ -- Medicine Man Technologies, Inc. (MDCL) ("Medicine Man Technologies" or "Company"), a rapidly growing, vertically integrated cannabis operator, today is pleased to announce that it has entered into binding term sheets to acquire 100% of the assets of Green Equity S.A.S. ("Green Equity"). The acquisition will provide Medicine Man Technologies with additional licenses and intellectual property (IP) for cultivation, manufacturing, extraction, exportation, and R&D, increasing its capabilities and service offerings to becoming a vertically integrated operator. The Company will combine its best-in-class cultivation methods with its access to Green Equity's 271-acre farm, located outside Bogotá.

"This pending acquisition secures our strategy for international growth, beginning with our entry into Colombia," said Mr. Andy Williams, Co-Founder and Chief Executive Officer of Medicine Man Technologies. "We have proven the success of our rollout in Colorado and have developed a world-class reputation that now is ripe with opportunities. We believe that our early entry into the market will allow us to further our goal of becoming a major global player in the cannabis industry and create tremendous value for our shareholders."

Medicine Man Technologies will pay $5.4 million for Green Equity, consisting of $450,000 in cash and 1,292,427 shares of common stock at $3.83 per share. Following the Company's recent financing with Dye Capital & Company, Medicine Man Technologies has a strong balance sheet to support its growth initiatives.

The deal marks the Company's third transaction this month, underscoring its commitment to growing its footprint as an early mover within the dynamic cannabis space. Specifically, Medicine Man Technologies recently announced the pending acquisitions of Los Sueños, the largest cannabis farm and cultivation facility in North America, and a binding agreement with Purplebee's, a family-owned dispensary and major scale extractor of superior quality cannabis.

For more information about Medicine Man Technologies, please visit https://www.medicinemantechnologies.com/.

About Medicine Man Technologies
Medicine Man Technologies is a fully integrated operator in the cannabis industry, offering consulting, retail pharma-grade products, and turnkey solutions for cannabis cultivators for over a decade. Medicine Man Technologies is leveraging its expertise and intellectual property to vertically integrate retail, cultivation, formulation, and distribution operations. The Company's client portfolio includes active and past clients in 18 states and seven countries.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) Regulatory limitations on our products and services ; (ii) our ability to complete and integrate  acquisitions ; (iii) general industry and economic conditions ; and (v) our ability to access adequate financing on terms and conditions that are acceptable to us as well as other risks identified in our filings with the SEC. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise.

Investor Relations Contact:
ir@medicinemantechnologies.com
1-866-348-1997